Exhibit 3.13

(Requester's Name) (Address) (Address) (City/State/Zip/Phone If) □ PICK - UP OwAIT □ MAIL (Business Entity Name) (Document Number) Certified Copies _ Certificates of Status _ Special Instructions to Filing Officer: Office Use Only 700477789347 r,_.., � _ . _ , , . . .7 - J - ..,. ,l ::J ,.,_, Ul . U . 1 ... ;a m 0 rn < rn C)

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FLORIDA CAPITAL COURIER SERVICES. INC 2330 CLARE DRIVE TALLAHASSEE, FL 32309 (850) 524 - 5437 (850) 524 - 6243 Please use funds from the account 120210000160: S35 00 Authorization Signature: -- k,.d I ε Helio Corporation P22000076040 Certified Copy of Articles _ Certificate of Good Standing NEW FILINGS Profit Not for Profit NEW LLC Domestication INC CORP GP LLP OTHER FILINGS TRANSMITTAL LETTER AMENDMENTS X Amendment - - � Resignation of RA , : C ௭ - r.. � � � ...., Change of Registered Agent Notice of Dissolution Conversion Revocation of Dissolutio11;;q ε - - Merger Articles of DISSOLUTI O , : N ; , · - : , : Restated Articles of Orga' † jf � tiop;; rn - 0 ƒ ' m ; - � ; .t" REG ISTRATION/OUALI FICATIONS < � •1v1 .c - rr: ..r; � 0 Foreign Filing Partnership_ Fictitious Name Reinstatement Statement of Correction Statement of Authority Domestication of a Foreign Corp. Other APOSTIL COUNTRY

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FLORIDA CAPITAL COURIER SERVICES, INC 2330 CLARE DRIVE TALLAHASSEE, FL 32309 (850) 524 - 5437 (850) 524 - 6243 _Helio Corporation P22000076040 Certified Copy of Articles _ Certificate of Good Standing NEW FILINGS Prati t Not for Prati t NEW LLC Domestication INC CORP GP LLP 0TH ER FILINGS TRANSMITTAL LETTER AMENDMENTS X Amendment _Resignation ofRA Change of Registered Agent Notice of Dissolution Conversion Revocation of Dissolution Merger Restated Articles of Organization Articles of DISSOLUTION REGISTRATION/QUALIFICATIONS Foreign Filing Partnership_ Fictitious Name Reinstatement Statement of Correction Statement of Authority APOSTIL COUNTRY Domestication of a Foreign Corp. Other

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COVER LETTER TO: Amendment Section Division of Corporations NAME OF CORPORATION: Helio Corporation DOCUMENT NUMBER: p 22 0000? 5 0 4 0 The enclosed Articles of Amendment and fee arc submitted for filing. Please relum all correspondence concerning this matter to the following: Edward M Cabrera Name of Contact Person Helio Corporation Finn/ Company 2448 Sixth Street Address Berkeley, CA 94710 Citv/ State and Zip Code emcabrera@helio.space E - mail address: (to be used for future annual report notillcation) For further infonnation concerning this matter. please call: Brian Higley 801 634 - 1984 a t( _, _ Name or Contact Person Arca Code & Da1·timc Telephone Number Enclosed is a check for the following amount rmdc pavable to the Florida Department or State: � $35 Filing Fee Os - n. 75 Filing Fee & Ccrti11catc or Status 0$43.75 Filing Fee & Ccrtilicd Cop1· (Additional copy is enclosed) 0$52 50 Filing Fee Ccrtincatc or Status Ccnilicd Copy (Additional Copy is enclosed) Mailing Addre � s Amcndmcm Section Di \ ·ision of Corporations P.O. Box 6327 Tallalmscc. FL 3231 - 1 Str<>ct Address Amcnd111cn1 Section Di \ 'ision of Corporations The Centre of Tallahassee 2415 N. i \ ·1onroc Street. Suite XI 0 Tallahassee. FL 32303

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Articles of Amendment to Articles of lncori>oration uf Helio Corporation (Name of Conwration as currcnth· filed with the Florida Dent. of State) P22000076040 (Document Number or Corporation (ir known) P11rs101111 to 1hc pro,·isions or section W7. I006. Florida Sh1t11tcs. this Flori,la Projil Corpora/ion adopts 1hc following amendmcnt(s) 10 its Articles or Incorporation: A. If amending name, enter the new name of the conwration: The new name must be disfinguishahle am/ contain the word "corporation, •• "company . " or "incorpornted" or 1 /w ahhrevialion .. Corp . ,·· "'Inc .. " or Co . , •• or the designation "Corp, .. "Inc . •• or "Co·· . A projl!ssional corporation name must contain the word "chartered . ·· ··proj<!ssionnl association . "ur the ahhrevialion "P . A . " B. Enter new princinal office address, if anplicahlc: (Principal office uddres . ,· MUS 1 ' /IE A STREE 1 ' ADDRESS) C. Enter new mailing address, if applicahlc: (Mailing address MAY BE A POST OFFICE BOX! D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address: Name ofi \ 'ew U.evisreredAgem (Florida slret•I addn!S.'i) New U.egistered Oflice .·le/dress: .Florida, (City) (1/.ip Code) New Registered Agent's Signature, if changing Registered Agent: I hereby accept the appointmenr as regisrered agent. I amfmniliar with and accept the obligations of the posilion. 5,'i,:nature of New Registered Agem, if changing Check if ap11licable D The amcndmcnt(s) is/arc being lllcd pursuant to s. 607.0120 (I I) (c). F.S.

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If amcndin!,.! the Officers and/or Directors. enter the title anti name of each officer/director being rcmm:cd and title. name. and address of each Officer and/or Director being added: (lllach additional sheets, 1 fnecessar . 1 ) Please note the officer/director tille hy the Jirst feller of the oj)ice title : P = President ; V= Vice !'resident : T= Treasurer ; . ")'= , \ 'ecretary : /)= Director : 17 (= Trustee ; C = Chairman or Clerk ; C! : XJ = Chief t - : xecuti \ 'e Officer : CFO = Chief Financial Officer . !fan oj)icerldireclor holds more rhan one title, tis! the Jirsl feller of each r 1 fice held . President, '/i - easurer, !Jireclor would he /YfV . Changes sho 11 ld he noted in tire Ji JI/owing manner . Curren/ ε \ ' John Doc is /isled as the /' . )'T and . \ like Jones is listed as the V . There is a change, . \ like Jones /em·es the corporation, Sa/ ε 1 - . '",'mith is named the V and S . These should he noted as John Doe, />T as a Change, : \ - like . Jones, Vas Remm·e . and Sal ε v Smith . SV as an Add . Example: PT John Doc Y. Mike Jones X Ckrngc X Remove s.Y.. S;illv Smith X Add ..Iilk � Tv11£ Qf ActiQn (Check One) I) Clomgc Add RcmO \ 'C 2) Clrn1gc Add Rc1110,·c 3 ) Change Add Remove � ) Clomgc Add RelllO \ 'C 5) Change Add Remo \ 'e 6) Ckmgc Add RclllO \ 'C

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E. If amending or adding additional Articles, enter change(s) here: (Allach additional sheets, 1/necessaryj. (Ile . \ pecijic) Article IV (Authorized Capital Stock) is hereby amended to add the Reverse Stock Split provision set forth on the attached continuation page, which is incorporated herein by reference. F. If an amendment urm·ides for an exchange, reclassification, or cancellation of issued shares, pro \ 'isions for implementing the amendment if not contained in the amendment itself: (ifnot app/icahle, indicate . \ 'f.,J)

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July 7, 2026 The date of each amendmcnt(s) adoption: --------------------------- ·ifother than the date this document was signed. 12:01 a.m. Eastern nme on July 20, 2026 Effective date if applicable: (no more than 90 days afler amendmem Jile darej Note: If the date inscncd in this block docs not meet the applicable statlllory filing requirements. this date will not be listed as the documcm·s cITcctivc date on the Dcpanmcnt of States records. Adoption of Amcndment(s) (CHF.CK ONE) 0 The amcndmcnt(s) was/were adopted bv the incorpor.uors. or board of directors without slu1reholdcr action and sharelKJldcr action was not required. � The :unendmcnt(s) was/were adopted bv the shareholders. The number of mies cast for the amcndmcnt(s) b1· the shareholders was/were sufficient for approval. CJ The .:imcndmcnt(s) was/were approved by the shareholders through \ 'Oting groups. 'lJH, fl.Ji/owing swteme!lf must he separate ε \ ' prm·idedfhr each nJling group enr11/ed to vote separate ε \ ' on the amemlmcnt(.,): .. The number of rntcs cast for the amcndmcnt(s) was/were sufficient for appro,·al (voting gruup) July 16, 2026 Datcd, - ,12' - --- , - L' - - .µc+ - -- - Signature - ..C. - - .L.."' ----- ,£... - ----- '>..,, - ------------------ - (By a director. president or other o - • directors or officers lu,vc not been selected. by an incorporator - if in the hands of a rccch·cr. trnstcc. or other court appointed fiduciarv bv 11111 fiduciary) Edward M. Cabrera (Typed or primed mmc of person signing) Chief Executive Officer (Title or person signing)

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AMENDMENT TO ARTICLE IV (AUTHORIZED CAPITAL STOCK) Article IV of the Corporation's Articles of Incorporation. as a.mended. is hereby amended to add the following provision: "Reverse Stock Split. Effective at 12:0 I a.m. Eastern Time on July 20. 2026 (tl1c "Effective Time"). each five (5) shares of the Corporation's Common Stock issued and outstanding or held in treasury immediate!,· prior to the Effective Time shall automatically be combined and converted into one (I} valid Iv issued, fully paid, and non - assessable share of Common Stock. without anv change in the par value per share and without an,· further action by the Corporation orb,· the holder thereof (the "Reverse Stock Split"). ll1e Reverse Stock Split shall be effected simultaneous!,· for all issued and outstanding shares of Common Stock, and the combination ratio shall be the san1e for all such shares. No fractional shares of Common Stock shall be issued in connection with tl1c Reverse Stock Split. In lieu thereof. any fractional share that would otherwise result from the Reverse Stock Split shall be rounded up to the nearest whole share. such that each holder who would otherwise be entitled to a fractional share shall instead receive one (I) whole share of Common Stock in respect of such fractional interest. For this purpose. all shares of Common Stock held by a holder immediatclv prior to the Effective Time shall be aggregated before determining whether ail \ · fractional share would result. Each stock certificate or book - cntrv position that. immediately prior to the Effectiw Time. represented shares of Common Stock ("Old Shares") shall. from and after the Effective Time. automaticall,· and without an,· action on the part of the holder thereof. represent the number of whole shares of Common Stock into which such Old Shares shall have been combined and converted pursuant to the Reverse Stock Split: provided. however, that each holder of record shall be entitled to receive. upon surrender of anv such certificate. a new certificate or book - entry position evidencing the number of whole shares to which such holder is entitled. ll1c Reverse Stock Split shall not alter or chai1ge tl1e total number of authorized shares of capital stock of the Corporation, the number of authorized shares of Common Stock, the number of authorized shares of Preferred Stock. or tl1e par value of any class or series of the Corporation's capital stock, each of which shall remain as set forth in tl1e Articles of Incorporation. as aincnded, immediateh· prior to the Effective Time. The Reverse Stock Split shall not affect an,· provision of an,· Certificate of Designation of anv series of Preferred Stock of the Corporation." Effective date of tl1is amendment: 12:0 I a.m. Eastern Time on Juh· 20, 2026 (a delayed effective time pursuant to Section 607.0123, Florida Business Corporation Act}.

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